UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2021

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-13222	23-2265045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 S Main St Mansfield, Pennsylvania	16933
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (570) 662-0444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                          Entry into a Material Definitive Agreement.
On April 16, 2021, Citizens Financial Services, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers (the “Purchasers”) pursuant to which the Company issued and sold, at 100% of their principal amount, $10 million aggregate principal amount of the Company’s 4.00% fixed-to-floating rate subordinated notes due 2031 (the “Notes”).
The Notes have a stated maturity of April 16, 2031, and bear interest (i) at a fixed rate of 4.00% per year, from and including the original issue date to but excluding April 16, 2026 or the earlier redemption date, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semiannually in arrears on June 30 and December 30 of each year, beginning June 30, 2021 and (ii) from and including April 16, 2026 to but excluding the maturity date or earlier redemption date, at the rate per year, reset quarterly, equal to the sum of a base rate equal to the then current 90-day average secured overnight financing rate, determined on the determination date of the applicable interest period, plus 323 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 30, June 30, September 30 and December 30 of each year. The Notes are redeemable, in whole or in part, on or after April 16, 2026, and at any time upon the occurrence of certain events.
The Purchase Agreement contains customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Rule 506 of Regulation D thereunder.
The payment of the principal on the Notes may only be accelerated upon the occurrence of certain bankruptcy or receivership related events relating to the Company or a major subsidiary depository institution of the Company, in which case, the principal of all of the Notes shall become due and payable.
The Company expects to use the net proceeds of the offering for general corporate purposes, which may include working capital, the funding of organic growth or potential acquisitions, and the repurchase of the Company’s common stock, par value $1.00 per share.
The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement.
The foregoing description of the Notes does not purport purport to be complete and is qualified in its entirety by reference to the form of Subordinated Note which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 2.03.                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet  Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.                          Other Events.
In connection with the closing of the offering of the Notes, the Company issued a press release pursuant to Rule 135c under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.                          Financial Statements and Exhibits
(d)            Exhibits
Exhibit Number	Description
4.1	Form of 4.00% Fixed-to-Floating Rate Subordinated Note due 2031 (included as Exhibit A to the Purchase Agreement filed as Exhibit 10.1 hereto)
10.1	Form of Subordinated Note Purchase Agreement, dated April 16, 2021, by and among Citizens Financial Services, Inc. and the Purchasers identified therein
99.1	Press Release of Citizens Financial Services, Inc., dated April 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL SERVICES, INC.

Date: April 16, 2021	By:	/s/ Stephen J. Guillaume
Stephen J. Guillaume
Chief Financial Officer